The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.
   As filed with the Securities and Exchange Commission on August 25, 1999.
================================================================================
                                                            Registration No. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ADAC LABORATORIES
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   California
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   94-1725806
                      -----------------------------------
                      (I.R.S. Employer Identification No.)

                                 540 Alder Drive
                           Milpitas, California 95035
                                 (408) 321-9100
               --------------------------------------------------
               (Address, including zip code, of Registrant's
                          principal executive offices)

                       EMPLOYEE STOCK PURCHASE PLAN (1994)
                         1999 LONG-TERM INCENTIVE PLAN
                        1999 SUPPLEMENTAL INCENTIVE PLAN
               --------------------------------------------------
                           (Full Titles of the Plans)

                  JUDY J. ROWE, VICE PRESIDENT OF HUMAN RESOURCES
               AND ADMINISTRATION AND ASSISTANT CORPORATE SECRETARY
                                ADAC LABORATORIES
                                 540 ALDER DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 321-9100
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          COPY TO:  PAGE MAILLIARD, ESQ.
                        WILSON, SONSINI, GOODRICH & ROSATI
                             PROFESSIONAL CORPORATION
                                650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
================================================================================

                         CALCULATION OF REGISTRATION FEE


Title of Each               Proposed         Proposed          Amount of
Class of                    Maximum          Maximum           Registration
Securities to  Amount to be Offering Price   Aggregate         Fee (2)
be Registered  Registered(1)Per Share (2)    Offering Price (2)
-------------- ------------ ---------------- ----------------- ----------
Common Stock,    1,520,000            $6.16     $9,357,880.00  $2,601.49
no par value

1) Includes 100,000 shares to be registered under the Amendment No. 3 to ADAC Laboratories Employee Stock Purchase Plan (1994) (the "Plan"), 920,000 shares to be registered under the 1999 Long-Term Incentive Plan (the "Long-Term Plan") and 500,000 shares to be registered under the 1999 Supplemental Incentive Plan (the "Supplemental Incentive Plan").

2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act. With respect to 100,000 shares of Common Stock available for future grant under the Plan, 920,000 shares of Common Stock available for future grant under the Long-Term Plan and 500,000 shares of Common Stock available for future grant under the Supplemental Incentive Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the NASDAQ National Market on August 19, 1999, which average was $6.1565. The number referenced referenced above in the table entitled "Proposed Maximum Offering
    Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

     The following documents filed by Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference in the Registration Statement:

     (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended September 27, 1998 and filed with the SEC on March 1, 1999;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 3, 1999 and filed with the SEC on March 1, 1999;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1999 and filed with the SEC on July 1, 1999;

     (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 1999 and filed with the SEC on August 18, 1999;

     (e) The Registrant's Proxy Statement in Schedule 14A for the 1999 Annual Meeting of Shareholders and filed with the SEC on April 15, 1999.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     Not applicable.

Item 6.     Indemnification of Directors and Officers.

     The By-Laws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation
Law of the State of California.

     Section 317 of the General Corporation Law of the State of California authorizes indemnification when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was so serving at the request of the corporation in such capacity for another corporation, and if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceedings if actually and reasonably incurred in connection therewith.

     If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably believed to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation for negligence or misconduct in the performance of his or her duty; however, a court may, even in such case, allow indemnification of such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

     The Company has also entered into indemnification agreements with its directors and certain officers which contractually obligate the Company to indemnify such persons to the fullest extent permitted under California law.

     The California General Corporation Law permits a California corporation to include in its Articles of Incorporation a provision eliminating or limiting the liability of directors for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provisions may not eliminate or limit a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) for the payment of unlawful dividends, stock purchases or redemptions. The Company's Articles of Incorporation contain a provision eliminating the liability of the Company's directors for breaches of their fiduciary duty, subject to the limitations imposed by statute as described above. The provisions do not limit or otherwise affect the personal liability of a director for violation of Federal Securities Law.

Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

      Exhibit
      Number

        4.1*    ADAC Laboratories Amended and Restated Employee
                Stock Purchase Plan (1994).

        4.2*    Amendment No. 1 to ADAC Laboratories Employee
                Stock Purchase Plan.

        4.3**   Amendment No. 2 to ADAC Laboratories Employee
                Stock Purchase Plan.

        4.4     Amendment No. 3 to ADAC Laboratories Employee
                Stock Purchase Plan.

        4.5     ADAC Laboratories 1999 Long-Term Incentive Plan.

        4.6     ADAC Laboratories 1999 Supplemental Incentive Plan

        5.1     Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C.

        23.1    Consent of Independent Accountants

        23.2    Consent of Wilson Sonsini Goodrich & Rosati
                (contained in Exhibit 5.1.).

* Incorporated by reference to the exhibit filed with the Registrant's registration statement on Form S-8 (File No. 333-34619) filed with the Securities and Exchange Commission on August 29, 1997.

**   Incorporated by reference to the exhibit filed with the
Registrant's registration statement on Form S-8 (File No. 333-53849) filed with the Securities and Exchange Commission on May 28, 1998.

Item 9.     Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each person to whom the Prospectus is sent or given a copy of Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

          (2) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as shareholders of registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, California on the date set forth below.


Date:  August 25, 1999                    ADAC LABORATORIES
        (Registrant)


                                        BY:/s/ R. Andrew Eckert
                                                R. Andrew Eckert,
                                              Chief Executive Officer
                                               (Principal Executive Officer)

                             POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Andrew Eckert and Bruce M. Blanco, and each of them, acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                    Capacities                  Date
-------------------------- ------------------------------- -----------------
/s/ R. Andrew Eckert       Chairman of the Board           August 25, 1999
-------------------------  of Directors, Chief Executive
R. Andrew Eckert           Officer and Director (Principal
                           Executive Officer


/s/ Robert P. Bunje        Vice President, Chief           August 25, 1999
-------------------------  Financial Officer
Robert P. Bunje            (Principal Financial Officer)



/s/ Bruce M. Blanco        Vice President and Corporate    August 25, 1999
-------------------------  Controller (Principal
Bruce M. Blanco            Accounting Officer)



/s/ Stanley D. Czerwinski  Director                        August 25, 1999
-------------------------
Stanley D. Czerwinski


/s/ Dennis R. Raney        Director                        August 25, 1999
-------------------------
Dennis R. Raney


/s/ F. David Rollo         Director                        August 25, 1999
-------------------------
F. David Rollo


/s/ Edmund H. Shea,  Jr.   Director                        August 25, 1999
-------------------------
Edmund H. Shea, Jr.




                         ADAC LABORATORIES
                 REGISTRATION STATEMENT ON FORM S-8

                         INDEX TO EXHIBITS


        Exhibit
        Number           Description

        4.1*    ADAC Laboratories Amended and Restated
                Employee Stock Purchase Plan (1994)

        4.2*    Amendment No. 1 to ADAC Laboratories
                Employee Stock Purchase Plan

        4.3**   Amendment No. 2 to ADAC Laboratories
                Employee Stock Purchase Plan

        4.4     Amendment No. 3 to ADAC Laboratories
                Employee Stock Purchase Plan

        4.5     ADAC Laboratories 1999 Long-Term Incentive Plan

        4.6     ADAC Laboratories 1999 Supplemental Incentive Plan

        5.1     Opinion of Wilson, Sonsini, Goodrich &
                Rosati, P.C.

        23.1    Consent of Independent Accountants


        23.2    Consent of Wilson Sonsini Goodrich &
                Rosati (contained in Exhibit 5.1).

* Incorporated by reference to the exhibit filed with the Registrant's registration statement on Form S-8 (File No. 333-34619) filed with the Securities and Exchange Commission on August 29, 1997.

**   Incorporated by reference to the exhibit filed with the
Registrant's registration statement on Form S-8 (File No. 333-53849) filed with the Securities and Exchange Commission on May 28, 1998.